UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2017

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas 76262
(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)

13601 North Freeway, Suite 200, Fort Worth, Texas 76177
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)(1)    On February 17, 2017 and February 21, 2017, the Company announced the appointment of the following executive officers effective February 20, 2017 (collectively, the “New Executive Officers”):

Name	Title
David G. Robson	Treasurer and Chief Financial Officer
Ellen D. Iobst	Chief Operations Officer
Scott A. Siers	Senior Vice President and General Manager—Direct Ship

David G. Robson, age 50, served as the Chief Financial Officer of PIRCH, a curator and retailer of kitchen, bath and outdoor home brands, from September 2014 to September 2016. While at PIRCH, Mr. Robson oversaw all aspects of accounting, financial planning and analysis, treasury, merchandise planning and legal, with responsibility for developing strategies, processes and operating priorities to upscale a high growth retailer while building strong finance and merchandising teams. From January 2012 to September 2014, Mr. Robson was the Chief Financial Officer of U.S. AutoParts, an online provider of auto parts and accessories, where he was responsible for managing accounting, financial planning and analysis, treasury and investment decisions, acquisition activities, public reporting, investor relations, and merchandise planning and procurement. Prior to that, Mr. Robson served as the Executive Vice President and Chief Financial Officer of Mervyns LLC, a former discount department store chain, from 2007 to 2011. From 2001 to 2007, Mr. Robson served as the Senior Vice President of Finance and Principal Accounting Officer for Guitar Center, Inc. Mr. Robson began his career in public accounting with the accounting firm Deloitte & Touche LLP. Mr. Robson graduated with a B.S. degree in Business Administration: Accounting and Finance from the University of Southern California and is a certified public accountant (inactive) in the State of California.
Ellen D. Iobst, age 57, has served as an independent consultant to the Company, reporting directly to the CEO, since April 2016, focused on strategic initiatives relating to coffee manufacturing and sourcing, coffee equipment, supply chain improvement, acquisitions and project implementation. Ms. Iobst’s supply chain expertise includes state-of-the art manufacturing, lean manufacturing, supply chain and logistics optimization, purchasing, engineering and technical services, with executive experience in acquisitions and divestitures, site start up and closures, sustainability and risk management. Prior to becoming a consultant to the Company, Ms. Iobst was the SVP, Supply Chain and Chief Sustainability Officer at Sunny Delight Beverages Co., a producer, distributor and marketer of juices, juice drinks, and flavored waters, from August 2004 to October 2015. As one of the founding managers of Sunny Delight, she created and led a team of 600 people including manufacturing (5 plants), contract manufacturing, supply chain/logistics, purchasing/risk management, engineering/capital management and technical services, and provided leadership for the company’s sustainability program. Ms. Iobst’s other experience includes over 20 years with Procter & Gamble, a multinational consumer goods company, serving in a variety of roles relating to supply chain operations, plant management and human resources. Ms. Iobst graduated with a B.S. in Chemical Engineering from Lehigh University.
Scott A. Siers, age 54, was promoted to the Company’s executive management team after having served as the Company’s Senior Vice President and General Manager—Direct Ship since February 2013. Mr. Siers’ responsibilities include general management and leadership of the Company’s national sales/direct ship organization, including strategy, planning, organizational design and process improvement. Mr. Siers manages sales across all channels of trade, while overseeing the Company’s Silver LEED Certified manufacturing facility in Portland, Oregon and leading the Company’s corporate sustainability programs. Prior to joining the Company, Mr. Siers was Vice President, Business Development at McLane Company, a supply chain services company, from 2009 to September 2012, with responsibility for change management, new business sales and marketing. Mr. Siers' other experience includes various roles with PepsiCo, including as Vice President, Industry Relations & Business Development, where he led strategy and execution of industry relations and business development for all PepsiCo brands within the foodservice industry, and Vice President, National Accounts & Chief Customer Officer, where he led the national sales organization, as well as experience with Tropicana Products, Inc., where he served as Vice

President, General Manager—US Sales. Mr. Siers graduated with a B.S. in Marketing from Western Kentucky University.
Copies of the Company’s press releases dated February 17, 2017 and February 21, 2017 announcing appointment of the New Executive Officers are filed herewith as Exhibits 99.1 and 99.2 and incorporated herein by reference.
(2)    There are no understandings or arrangements between any New Executive Officer and any other person pursuant to which such individual was selected as an executive officer of the Company. None of the New Executive Officers has any family relationship with any director or executive officer of the Company.
Other than as described in this Item 5.02, none of the New Executive Officers has a direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party in which the amount involved exceeds $120,000, other than Ms. Iobst whose consulting firm, Iobst Supply Chain Consulting LLC, is a party to a services agreement and related statements of work pursuant to which the Company paid approximately $433,000 for Ms. Iobst’s consulting services rendered to the Company, including reimbursement of certain travel-related expenses, net of payments of $500 per month by the consulting firm under a related personal property lease for the use of certain Company equipment. These agreements will be terminated upon Ms. Iobst’s commencement of employment with the Company.
(3)    Employment Agreements
In connection with their appointments, on February 17, 2017 the Company entered into an employment agreement with each of the New Executive Officers (collectively, the “Employment Agreements”) which provide for annual base salary and annual cash incentives under the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “STIP”), as follows:

Name	Fiscal 2017 Annual Base Salary(1)	Fiscal 2017 Target Award(1)	Fiscal 2017 Target Award as Percentage of Fiscal 2017 Base Salary(1)
David G. Robson	$350,000	$245,000	70%
Ellen D. Iobst	$335,000	$201,000	60%
Scott A. Siers	$290,000	$159,500	55%
(1) Actual amounts prorated based on employment commencement date of February 20, 2017.
Each of the New Executive Officers will be entitled to participate in the Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan (the “LTIP”), or any successor plan as administered by the Compensation Committee. In addition, in connection with their employment, Mr. Robson and Ms. Iobst will each be granted the following equity awards (the “Awards”):

(i)
a number of non-qualified stock options determined by dividing $60,000, in the case of Mr. Robson, and $48,000, in the case of Ms. Iobst, by the per share fair value of a non-qualified stock option (based on a Black-Scholes valuation or other appropriate option pricing methodology approved by the Compensation Committee) on the award date; and

(ii)
a number of shares of restricted stock determined by dividing $30,000, in the case of Mr. Robson, and $24,000, in the case of Ms. Iobst, by the Fair Market Value (as defined in the LTIP) on the award date.

The stock options will have a seven (7) year term with an exercise price equal to the Fair Market Value on the award date. Provided the recipient is then employed by the Company, the Awards will vest as follows: (i) the stock option award will vest ratably over three years on each anniversary of the award date; and (ii) the restricted stock award will vest in its entirety on the third anniversary of the award date. The Form of Farmer Bros. Co.

Amended and Restated 2007 Long-Term Incentive Plan Stock Option Grant Notice and Stock Option Agreement and the Form of Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2013 are incorporated herein by reference. The Stock Ownership Guidelines for Directors and Executive Officers adopted on May 4, 2016 and filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 are incorporated herein by reference.
Under the Employment Agreements, each executive officer is entitled to all benefits and perquisites provided by the Company to its senior executives, including paid days off, group health insurance, life insurance, 401(k) plan, employee stock ownership plan, cell phone, company credit card, expense reimbursement and an automobile allowance. Additionally, Mr. Robson and Ms. Iobst will be entitled to specified relocation benefits.
The Employment Agreements contain no specified term of employment, but rather the executive officer’s employment may be terminated by the Company at any time with or without “Cause” or upon the executive officer’s resignation with or without “Good Reason,” or due to death or “Permanent Incapacity” (as each such term is defined in the applicable Employment Agreement, including in connection with certain events of retirement in the case of Ms. Iobst). Upon certain qualifying terminations of employment, the executive officers may be entitled to severance benefits, including base salary continuation, partially Company-paid COBRA coverage, and a prorated bonus based on his or her target award and achievement of performance criteria under the STIP. Receipt of any severance amounts is conditioned upon execution of a general release of claims against the Company. If an executive officer becomes eligible for severance benefits under the Change in Control Severance Agreement described below, the benefits provided under that agreement will be in lieu of, and not in addition to, the severance benefits under the applicable Employment Agreement.
The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.
Indemnification Agreements
Effective as of the commencement date of employment, the Company and each New Executive Officer will enter into the Company’s standard form of Indemnification Agreement for directors and officers. Pursuant to the Indemnification Agreement, the Company will, to the extent permitted by applicable law, indemnify and hold harmless the executive officer against all expenses, judgments, fines, penalties and amounts paid in settlement in connection with any threatened, pending or completed proceeding by reason of his or her status as an officer of the Company. The foregoing description is qualified in its entirety by the full text of the Indemnification Agreement, the form of which is filed herewith as Exhibit 10.4 (to update the schedule of indemnitees) and incorporated herein by reference.
Change in Control Severance Agreements
Effective as of the commencement date of employment, the Company and each New Executive Officer will enter into the Company’s standard form of Change in Control Severance Agreement for executive officers. A brief description of the terms and conditions of the form of Change in Control Severance Agreement was previously filed by the Company in its definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, filed with the SEC on October 27, 2016 and incorporated herein by reference, with the exception that the Company has updated the standard form of agreement to reflect Texas choice of law provisions. The foregoing description is qualified in its entirety by the full text of the Change in Control Severance Agreement, the form of which is filed herewith as Exhibit 10.5 (to update the schedule of executive officers) and incorporated herein by reference.
(e)    The information contained in Item 5.02(c) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(e).

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of February 17, 2017, by and between Farmer Bros. Co. and David G. Robson.
10.2	Employment Agreement, dated as of February 17, 2017, by and between Farmer Bros. Co. and Ellen D. Iobst.
10.3	Employment Agreement, dated as of February 17, 2017, by and between Farmer Bros. Co. and Scott A. Siers.
10.4	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on December 5, 2013 (with updated schedule of indemnitees attached).
10.5	Form of Change in Control Severance Agreement for Executive Officers of the Company (with updated schedule of executive officers attached).
99.1	Press Release of Farmer Bros. Co. dated February 17, 2017 announcing executive management changes.
99.2	Press Release of Farmer Bros. Co. dated February 21, 2017 announcing chief operations officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  February 23, 2017

FARMER BROS. CO.

By:	/s/ Michael H. Keown
Michael H. Keown
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of February 17, 2017, by and between Farmer Bros. Co. and David G. Robson.
10.2	Employment Agreement, dated as of February 17, 2017, by and between Farmer Bros. Co. and Ellen D Iobst.
10.3	Employment Agreement, dated as of February 17, 2017, by and between Farmer Bros. Co. and Scott A. Siers.
10.4	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on December 5, 2013 (with updated schedule of indemnitees attached).
10.5	Form of Change in Control Severance Agreement for Executive Officers of the Company (with updated schedule of executive officers attached).
99.1	Press Release of Farmer Bros. Co. dated February 17, 2017 announcing executive management changes.
99.2	Press Release of Farmer Bros. Co. dated February 21, 2017 announcing chief operations officer.